Federal Signal Q1 2018 Earnings Call May 8, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein and in our earnings news release provided as of the date of this presentation. 2

Q1 Highlights * • Net sales of $249.7 M, up $72 M, or 40% • Organic sales growth of $20.6 M, or 12% • Operating income of $19.6 M, up $8.2 M, or 72% • Adjusted EBITDA of $29.5 M, up $10.5 M, or 55% • Adjusted EBITDA margin of 11.8%, compared to 10.7% • GAAP EPS of $0.21, up $0.09, or 75% • Adjusted EPS of $0.23, up $0.09, or 64% • Orders of $330 M, up $115 M, or 54% • Organic order growth of ~$52 M, or 24% • Backlog of $337 M, up $163 M, or 94% * Comparisons versus Q1 of 2017, unless otherwise noted 3

Income from Continuing Operations $ millions, except % and per share Q1 2018 Q1 2017 $ Change % Change Net sales 249.7 177.8 71.9 40% Gross profit 61.9 43.6 18.3 42% SEG&A expenses 41.8 31.4 10.4 33% Acquisition and integration related expenses 0.5 0.5 - 0% Restructuring - 0.3 (0.3) -100% Operating income 19.6 11.4 8.2 72% Interest expense 2.5 0.6 1.9 NM Other (income) expense, net 0.1 (0.2) 0.3 NM Income tax expense 4.1 3.8 0.3 8% Income from continuing operations 12.9 7.2 5.7 79% Diluted earnings per share from continuing operations $ 0.21 $ 0.12 $0.09 75% Diluted adjusted earnings per share from continuing operations $ 0.23 $ 0.14 $0.09 64% Gross Margin 24.8% 24.5% SEG&A expenses as a % of net sales 16.7% 17.7% Effective tax rate 24.1% 34.5% 4

Adjusted Earnings per Share ($ in millions) Three Months Ended March 31, 2018 2017 Income from continuing operations $ 12.9 $ 7.2 Add: Income tax expense 4.1 3.8 Income before income taxes 17.0 11.0 Add: Restructuring - 0.3 Executive severance costs - 0.7 Acquisition and integration-related expenses 0.5 0.5 Purchase accounting effects (1) 0.6 0.5 Hearing loss settlement charges 0.4 - Adjusted income before income taxes 18.5 13.0 Adjusted income tax expense (2) (4.5) (4.5) Adjusted net income from continuing operations $ 14.0 $ 8.5 Diluted EPS from continuing operations $ 0.21 $ 0.12 Adjusted diluted EPS from continuing operations $ 0.23 $ 0.14 (1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of equipment acquired in connection with current and prior-year acquisitions that was sold subsequent to the acquisition dates in the three months ended March 31, 2018 and 2017, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired in the JJE transaction. (2) Adjusted income tax expense for the three months ended March 31, 2018 and 2017 was recomputed after excluding the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. 5

Group and Corporate Results $ millions, except % Q1 2018 Q1 2017 % Change ESG Orders 274.4 166.6 65% Sales 196.6 127.8 54% Operating income 20.6 10.3 100% Operating margin 10.5% 8.1% Adjusted EBITDA 29.0 15.5 87% Adjusted EBITDA margin 14.8% 12.1% SSG Orders 55.3 48.0 15% Sales 53.1 50.0 6% Operating income 6.1 6.4 -5% Operating margin 11.5% 12.8% Adjusted EBITDA 7.0 7.7 -9% Adjusted EBITDA margin 13.2% 15.4% Corporate expenses 7.1 5.3 34% Consolidated Orders 329.7 214.6 54% Sales 249.7 177.8 40% Operating income 19.6 11.4 72% Operating margin 7.8% 6.4% Adjusted EBITDA 29.5 19.0 55% Adjusted EBITDA margin 11.8% 10.7% 6

Financial Strength and Flexibility * • Generated $10.3 M of cash from operations in Q1, compared to $13.7 M in prior year • Paid down ~$9 M of debt in Q1 • $267 M of debt outstanding; $35 M of cash . Net debt of $232 M ** • ~$121 M of availability under credit facility • Paid $4.2 M for dividends; recently increased the dividend for Q2 2018 to $0.08 per share . Dividends paid in 2017 totaled $16.8 M • $31 M remaining on share repurchase authorization (~ 2% of market capitalization) * Dollar amounts as of, or for the quarter ending 12/31/2017 ** Net debt is a non-GAAP measure and is computed as total debt of $267.3 M, less total cash and cash equivalents of $35.4 M 7

CEO Remarks • Strong market conditions and traction on strategic initiatives contribute to record Q1 orders, surpassing previous high set last quarter • As in Q4 last year, customers placed “advanced” orders in Q1 . Estimate that an incremental $25 M of orders were accelerated into Q1 from later in 2018 . Contributing factors include extended lead times for certain products and tightness in availability of certain classes of customer-supplied chassis . Likely to distort order patterns in subsequent quarters and impact comparability to prior periods • Taking actions in response to lead times being extended for certain product lines • In cases where we provide the chassis, have secured adequate supply of chassis to cover our needs for the rest of the year • Encouraged by the aggressive actions taken to offset increases in raw material costs 8

Targeted Savings from Eighty–Twenty Improvement (“ETI”) Each of our businesses are targeting savings from our ETI program in 2018, which are intended to reduce impact of material/wage inflation Material Cost Reduction Manufacturing Efficiency • Waste reduction • Lean manufacturing focus Material Cost Manufacturing • SKU rationalization • Throughput flexibility Reduction Efficiency • Savings through volume • Labor pool management aggregation • Flexible manufacturing model • Sourcing optimization • Recent investments in machinery expected to result in productivity improvements Working Working Capital Pricing Capital Optimization Pricing Strategy Strategy Optimization • Parts pricing strategy • Derived benefits from • Effective “options” manufacturing efficiencies pricing & SKU rationalization . Improved cycle times to drive inventory reductions 9

New Product Development ESG – Vactor Sewer Cleaner Rapid SSG – Allegiant Police Light Bar Deployment Boom (Patent Pending) • Improves operator safety with • Feature-rich, dual-color light bar less lifting and fewer tube with a “value line” price point clamps • Utilizes patented LED optics • Dramatic reduction in operator technology setup time; estimated to save up • Product line targets 35% of the to 100 minutes per day North American Market 10

Raising 2018 Outlook

Raising adjusted EPS* outlook range to a new range of $1.15 to $1.22, from a range of $1.10 to $1.20

Represents increase of 35% - 44% over 2017

Key Assumptions

- Adjustments to include items related to acquisitions
- Depreciation and amortization expense to increase by ~$8 M to $10 M
  - *Reflects full year of TBEI and additional investment in rental fleet*
- Increase in capital expenditures of between $7 M - $12 M vs. 2017 levels
- Interest expense of ~4%
- Additional operating expenses to accelerate longer-term growth initiatives are expected to reduce EPS by up to $0.03
- Effective income tax rate of ~26%-27%
  - *Based on preliminary assessment of impact of tax reform*

* Adjusted EPS is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. Our outlook assumes certain adjustments to exclude the impact of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. In 2017, we also made adjustments to exclude the impact of restructuring activity, executive severance costs, pension settlement charges, and special tax items, where applicable. Should any similar items occur during 2018, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

FEDERAL SIGNAL

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Federal Signal Q1 2018 Earnings Call Q&A May 8, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer 12

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson Svetlana Vinokur SVP, Chief Financial Officer VP, Treasurer and Corporate Development IHudson@federalsignal.com SVinokur@federalsignal.com 13

Federal Signal Q1 2018 Earnings Call Appendix 14

Consolidated Adjusted EBITDA $ millions, except % Q1 2018 Q1 2017 Income from continuing operations $ 12.9 $ 7.2 Add: Interest expense 2.5 0.6 Hearing loss settlement charges 0.4 - Acquisition and integration-related expenses 0.5 0.5 Restructuring - 0.3 Executive severance costs - 0.7 Purchase accounting effects * 0.4 0.4 Other expense (income), net 0.1 (0.2) Income tax expense 4.1 3.8 Depreciation and amortization 8.6 5.7 Consolidated adjusted EBITDA $ 29.5 $ 19.0 Net sales $ 249.7 $ 177.8 Consolidated adjusted EBITDA margin 11.8% 10.7% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.2 million and $0.1 million for the three months ended March 31, 2018 and 2017, respectively 15

Segment Adjusted EBITDA ESG $ millions, except % Q1 2018 Q1 2017 Operating Income $ 20.6 $ 10.3 Add: Acquisition and integration-related expenses 0.3 0.2 Purchase accounting effects * 0.4 0.4 Depreciation and amortization 7.7 4.6 Adjusted EBITDA $ 29.0 $ 15.5 Net sales $ 196.6 $ 127.8 Adjusted EBITDA margin 14.8% 12.1% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.2 million and $0.1 million for the three months ended March 31, 2018 and 2017, respectively SSG $ millions, except % Q1 2018 Q1 2017 Operating Income $ 6.1 $ 6.4 Add: Restructuring - 0.3 Depreciation and amortization 0.9 1.0 Adjusted EBITDA $ 7.0 $ 7.7 Net sales $ 53.1 $ 50.0 Adjusted EBITDA margin 13.2% 15.4% 16

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2018 and 2017 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results across reporting periods. During the three months ended March 31, 2018 and 2017 adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of income from continuing operations, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of income from continuing operations, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. 17